Exhibit 10.28

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of November 15, 2024 (the “Effective Date”), by and between FreeCast, Inc., a Florida corporation (the “Company”), and Christopher Savine, an individual (the “Executive”). The Company and the Executive are referred to herein as the “Parties,” and each, a “Party.”

R E C I T A L S:

WHEREAS, the Company and the Executive entered into that certain Employment Agreement effective as of May 13, 2024 (the “Existing Agreement”);

WHEREAS, the Parties desire to amend certain terms and conditions set forth in the Existing Agreement on the terms and subject to the conditions set forth in this Amendment; and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meaning ascribed thereto in the Existing Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Amendment to the Existing Agreement. As of the Effective Date, the Existing Agreement is hereby amended or modified as follows:

(a) Article I is amended by inserting the following new definitions in the appropriate alphabetical order:

““Common Stock” means the Class A common stock of the Company.

“FMV” means the value of a Share determined as follows: (a) if an Offering occurs, the net proceeds for a Share received by the Company in connection therewith; or (b) if a Transaction occurs, the pro-rata price or equity per Share received by shareholders in connection therewith..

“Liquidity Event” means consummation of: (a) an Offering; or (b) a Transaction.”

“Offering” means: (a) a primary offering of Common Stock by the Company to the general public through an effective registration statement filed with the Securities and Exchange Commission; (b) simultaneous listing of the Common Stock on any established stock exchange if such Common Stock was not already listed at the time of such offering; and (c) the Company receives net proceeds from the offering of not less than $20 million.”

“Shares” means shares of Common Stock.”

“Transaction means the consummation by the Company of: (a) a merger, consolidation, reorganization, or business combination; or (b) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions.””

(b) The definition of “Bonus” now appearing in Article I is amended in its entirety to read as follows:

““Bonus” means a performance bonus payable in cash only in an amount equal to the FMV of: (a) 112,500 Shares; and (b) 100,000 warrants for Common Stock exercised on a cashless basis with an exercise price of $2.00 per Share.”

(c) Section 5.1 of Article V is deleted in its entirety and replaced with the following:

“5.1 Bonus. In addition to the Salary, the Executive is eligible to receive the Bonus. To be eligible for the Bonus, the Executive must have been continuously employed during the Term, and the Company must have successfully completed a Liquidity Event. A Liquidity Event may occur after the Term. Although the Executive does not need to be employed by the Company at the time of a Liquidity Event, the Executive agrees to offer consulting services to the Company at a mutually agreed upon rate after the end of the Term until a Liquidity Event occurs. If the Executive becomes eligible for the Bonus, it will be paid to the Executive no later than five days after the later of: (a) the end of the Term and (b) a Liquidity Event.”

2. Existing Warrant. The warrants referred to in Section 5.1 of the Existing Agreement were issued to the Executive, as evidenced by that certain Warrant to Purchase Class A Common Stock identified as Warrant Number CSW-150, dated May 13, 2024 (the “Warrants”). In connection with this Amendment, the Parties agree to terminate and cancel the Warrants, and same is hereby terminated and cancelled in all respects, and the Warrants shall no longer be recognized as an outstanding security of the Company after the Effective Date.

3. Date of Effectiveness; Limited Effect. This Amendment will become effective as of the Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to “this Agreement,” “this Employment Agreement,” “the Initial Agreement,” “hereunder,” “hereof,” “herein” or words of like import will mean and be a reference to the Existing Agreement as amended by this Amendment.

4. Miscellaneous.

(a) This Amendment is governed by, and construed in accordance with, the laws of the State of Florida, without regard to the conflict of laws provisions of such State.

(b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and assigns.

(c) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment.

(d) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Amendment may be executed and delivered by e-mail transmission (as a ..pdf, .tif, or similar attachment) and upon such delivery the .pdf, .tif, or similar signature will be deemed to have the same effect as if the original signature had been delivered to the other Party.

(e) This Amendment constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF, the undersigned have executed and delivered this First Amendment to Employment Agreement on and as of the Effective Date.

COMPANY:

FreeCast, Inc., a Florida corporation

By:	/s/ William A. Mobley, Jr.
William A. Mobley, Jr., CEO

EXECUTIVE:

/s/ Christopher Savine
Christopher Savine

3